           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 28 to Registration Statement No. 33-23223 on Form N-1A of our report dated September 13, 2007, relating to the financial statements and financial highlights of Oppenheimer Cash Reserves, appearing in the Annual Report on
Form N-CSR of Oppenheimer Cash Reserves for the year ended July 31, 2007, and to the references to us under the headings "Independent Registered Public
Accounting Firm" in the Statement of Additional Information and "Financial
Highlights" in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
November 6, 2007